Exhibit 10.8

EXECUTION VERSION

AMENDED AND RESTATED

BOARD OBSERVER RIGHTS LETTER

January 21, 2013

XL Investments Ltd

One Bermudiana Road

Hamilton HM08

Bermuda

Re:                             Board Observer Rights

Ladies and Gentlemen:

1.     On December 18, 2012, we entered into a Board Observer Rights Letter agreement (the “Original Letter Agreement”) with you. This letter (the “Letter Agreement”) is meant to replace the Original Letter Agreement in its entirety. The parties hereto agree that upon execution of this Letter Agreement, the Original Letter Agreement shall have no further force or effect.

2.              This Letter Agreement will confirm our agreement that, from and after the first underwritten public offering registered by the Securities Act of 1933, as amended, covering the offer and sale of capital stock or other equity interests of the Five Oaks Investment Corp., a Maryland corporation (the “Company”), to the public, XL Investments Ltd shall have the right to appoint by written notice from time to time to the Company one representative to attend each meeting of the Board of Directors (the “Board”) of the Company, as a non-voting observer (the “Observer”).  The individual appointed as Observer shall be reasonably acceptable to the Company.  The Company hereby affirms that the appointment of Thomas Burke or George Bumeder as the Observer would each be reasonably acceptable to the Company.

3.              The Observer shall be allowed to be present at and participate in Board meetings (for clarity, such right does not extend to any meeting of any committee or sub-committee of the Board) in a non-voting observer capacity, with speaking rights.  In such capacity, the Company shall provide to the Observer (a) the materials that the Company provides to its directors (including, but not limited to, any minutes and consents, and any draft versions thereof) and (b) notice of all Board meetings, in each case at the same time as provided to the Board members.  At no time shall the Observer hold himself or herself act as a spokesperson for the Board or as an agent of or consultant to the Company or the Board, unless expressly authorized to do so by the Board.

4.              The Company reserves the right to exclude the Observer from access to any meeting or materials, or any portion thereof, at its sole and absolute discretion, with or without cause.

5.              To the extent that any information obtained by the Observer in its role as Observer from the Company (or any director, officer, employee or agent thereof) is “Confidential

Information” (as defined in Annex A), XL Investments Ltd shall, and shall cause the Observer to, treat any such Confidential Information as confidential in accordance with the terms and conditions set forth in this Letter Agreement, including as set forth on Annex A.

6.              XL Investments Ltd on its behalf and on behalf of the Observer acknowledges that the Confidential Information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company.  All Confidential Information shall remain the property of the Company. None of XL Investments Ltd, any affiliate thereof or the Observer shall, by virtue of the Company’s disclosure of, or such person’s use of, any Confidential Information, acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company.

7.              XL Investments Ltd agrees that at any time following the Termination Date (as defined below), upon the written request of the Company, it will promptly deliver to the Company or destroy any and all Confidential Information that has been previously provided to the Observer pursuant to Section 3 of this Letter Agreement.  Notwithstanding the foregoing, (a) XL Investments Ltd shall not have any obligation to deliver to the Company or destroy any notes, analyses, computations, studies or other materials or documents prepared by XL Investments Ltd, its affiliates or any of their respective directors, officers, employees, agents or representatives, containing or based in whole or in part upon any Confidential Information; and (b) this Section 7 shall not be construed to require XL Investments Ltd to provide to the Company or destroy or erase any computer files or other electronic hardware or systems.  Notwithstanding the return or destruction of any Confidential Information, or the provisions of the prior sentence, XL Investments Ltd will continue to be bound by, and will cause the Observer to comply with, the confidentiality restrictions and other obligations set forth in this Letter Agreement for the term specified herein.

8.              XL Investments Ltd on its behalf and on behalf of the Observer acknowledges that (a) none of the Company or any of its representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the Confidential Information, and (b) none of the Company or any of its representatives shall have any liability to XL Investments Ltd, its affiliates or the Observer relating to or resulting from the use of the Confidential Information or any errors therein or omissions therefrom.

9.              XL Investments Ltd on its behalf and on behalf of the Observer acknowledges that (a) the Confidential Information may constitute material non-public information under applicable U.S. federal and state securities laws, including, without limitation, Section 10(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Regulation FD promulgated under the Exchange Act; and (b) applicable federal and state securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such other person is likely to purchase or sell such securities. If the Observer has been provided with any Confidential Information that constitutes material non-public information, none of XL Investments Ltd, its controlled affiliates or the Observer will trade or engage in any derivative transaction on the basis of such information in violation of such laws.

10.       The parties hereto agree that the Observer is not assuming any fiduciary duty or other liability toward the Company or its stockholders by virtue of the grant of observer rights to, or exercise of observer rights by, such Observer as set forth in this Letter Agreement.  The Company hereby agrees to indemnify and hold harmless the Observer to the same extent and in the same manner as the Company indemnifies its non-employee members of the Board.  As to each Board meeting held outside New York, New York attended by the Observer pursuant to this Agreement, the Company will reimburse the Observer, XL Investments Ltd or its Affiliates, as applicable, for all expenses incurred by the Observer in attending and participating in such Board meeting in accordance with the written procedures and requirements applied by the Company to the reimbursement of expenses incurred by directors of the Company who are not employees or officers of the Company or of Oak Circle Capital Partners LLC in connection with attending and participating in Board meetings.

11.       All rights and obligations conferred on XL Investments Ltd pursuant to this Letter Agreement may be transferred or assigned to any affiliate of XL Investments Ltd, provided that (a) the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of such transferee or assignee; and (b) such transferee or assignee acquires a majority of the common stock of the Company then held by XL Investments Ltd and agrees in writing to be bound hereby.  For clarity, if the Company does not have timely notice of such transfer or assignment, or of the nomination of (and contact information) for a successor Observer, materials and notices delivered to the last known Observer shall be deemed appropriate.

12.       The rights described herein shall terminate and be of no further force or effect when XL Investments Ltd and its affiliates collectively no longer beneficially own at least 9.8% of the then issued and outstanding shares of common stock of the Company on a Fully Diluted Basis (the “Termination Date”).  For purposes of this Letter Agreement, “Fully Diluted Basis” shall mean the assumption that all options, warrants or other convertible securities or instruments or other rights to acquire common stock of the Company (whether held by XL Investments Ltd, its affiliates or any other person or entity), have been exercised or converted, as applicable, in full, regardless of whether any such options, warrants, convertible securities or instruments or other rights are then vested or exercisable or convertible in accordance with their terms.  For purposes of this Letter Agreement and Annex A, none of the Company, Oak Circle Capital Partners LLC, any of their respective subsidiaries or any officer or employee of any such entity shall be deemed to be an affiliate of XL Investments Ltd.  This Letter Agreement may be terminated by XL Investments Ltd at any time in its sole discretion.  This Letter Agreement may be amended, modified, extended or supplemented only by a writing executed by each of the parties hereto (or their respective successors and assigns).

13.       The Company, on the one hand, and XL Investments Ltd, on the other hand, each acknowledge and agree that money damages would not be a sufficient remedy for any breach (or threatened breach) of this Letter Agreement by it and that, in the event of any breach or threatened breach hereof, (a) the non-breaching party will be entitled to injunctive and other equitable relief, without proof of actual damages; (b) the breaching party will not plead in defense thereto that there would be an adequate remedy at law; and (c) the breaching party agrees to waive any applicable right or requirement that a bond be posted by the non-breaching party.  Such remedies will not be the exclusive remedies for a breach of this Letter Agreement, but will be in addition to all other remedies available at law or in equity.

14.       All notices, consents, requests, instructions, approvals and other communications provided for herein, and all legal process in regard hereto, will be in writing and will be deemed validly given, made or served if (a) given by fax, when such fax is transmitted to the fax number set forth below and the appropriate confirmation is received, or (b) if given by any other means, when delivered in person, or by overnight courier as follows:

If to the Company to:

Five Oaks Investment Corp.
641 Lexington Avenue, Suite 1432
New York, New York 10022
Attention: David Oston, Chief Financial Officer
Telecopy: (212) 634-6301
Telephone: (212) 328-9521

With a copy (which shall not constitute notice) to:

Kaye Scholer LLP
425 Park Avenue
New York, New York 10022
Attention: Administrative Partner, for the further attention of Kenneth G.M. Mason, Esq.
Telecopy: (212) 836-6630
Telephone: (212) 836-7630

If to XL Investments Ltd to:

XL Investments Ltd
O’Hara House
One Bermudiana Road
Hamilton HM 08 Bermuda
Attention: Corporate Secretary
Telecopy: (441) 295-2840
Telephone: (441) 294-7473

With a copy (which shall not constitute notice) to:

XL Group Investments LLC
1540 Broadway, 25th Floor
New York, New York 10036

Attention: General Counsel
Telecopy: (212) 287-0195
Telephone: (212) 915-6140

15.       This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company, on the one hand, and XL Investments Ltd, on the other hand, each (a) irrevocably and unconditionally consent to the personal jurisdiction and venue of the courts located in City and County of New York or in the United States District Court for the Southern District of New York; (b) agree that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agree that it shall not bring any action relating to this Letter Agreement or otherwise in any court other than the courts located in City and County of New York or in the United States District Court for the Southern District of New York; and (d) irrevocably waive the right to trial by jury.

16.       This Letter Agreement and the other agreements explicitly referenced or contemplated herein constitute the only agreement between the Company, on the one hand, and XL Investments Ltd, on the other hand, with respect to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written.  This Letter Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  No party hereto may assign or otherwise transfer either this Letter Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other parties hereto.  Any purported transfer without such consent shall be void.  No amendment, modification, supplement or waiver of any provision of this Letter Agreement shall be effective unless it is in writing and signed by the party or parties hereto affected thereby, and then only in the specific instance and for the specific purpose stated therein.  Any waiver by any party hereto of a breach of any provision of this Letter Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Letter Agreement.  The failure of a party hereto to insist upon strict adherence to any term of this Letter Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Letter Agreement.

17.       This Letter Agreement is solely for the benefit of the parties hereto and is not enforceable by any other person.

[signature page follows]

Very truly yours,

Five Oaks Investment Corp.

		By:	/s/ David Oston
		Name:	David Oston
		Title:	Chief Financial Officer

ACKNOWLEDGED AND ACCEPTED AS OF THE DATE ABOVE:

XL Investments Ltd

By:	/s/ Stuart Clare
Name:	Stuart Clare
Title:	Senior Vice President and Director

Annex A

Initially capitalized terms used, but not defined, in this Annex A shall have the respective meanings ascribed to them in the accompanying Letter Agreement.

Except with the prior written consent of the Company, XL Investments Ltd shall, and shall cause each of its affiliates and the Observer to, (a) hold in strict confidence and trust all information relating to the Company or its subsidiaries or their respective assets or operations (including, without limitation, all Board materials) that is provided to the Observer in its role as Observer by the Company or any director, officer, employee or agent of the Company, together with any notes, analyses, compilations, studies, interpretations, documents, records or extracts thereof prepared by XL Investments Ltd, any of its affiliates or any of their respective directors, officers, employees,  agents or advisors (each, a “Representative”) containing, referring to, based upon or derived from such information, in whole or in part (the “Confidential Information”); (b) not release or disclose in any manner whatsoever to any other person any Confidential Information (other than disclosures to any of such entity’s Representatives (i) who has a need to know such information and (ii) who is informed by XL Investments Ltd of the confidential nature of such information;  provided further, however, that XL Investments Ltd will be responsible for any violation of this Letter Agreement by any of its affiliates, any of their respective Representatives or any Observer; and (c) use the Confidential Information solely in connection with its rights hereunder and not for any other purpose; provided, however, that the foregoing provisions shall not apply where XL Investments Ltd, any of its affiliates or any of their respective Representatives is compelled to disclose Confidential Information by judicial or administrative process or, pursuant to the reasonable advice of its reputable outside counsel of national standing, by other requirements of law (provided, however, that, if legally permissible, prior written notice of such disclosure is given to the Company so that the Company may take action to prevent such disclosure and any such disclosure is limited to only that portion of the Confidential Information which such person is compelled to disclose).  In no event will XL Investments Ltd, any of its affiliates or any Observer oppose any action by the Company to obtain a protective order in respect of such Confidential Information.

Notwithstanding anything to the contrary herein, the term “Confidential Information” shall not include information that (i) is or becomes generally available to the public other than as a result of disclosure of such information by XL Investments Ltd, any of its affiliates, any of their respective Representatives or any Observer; (ii) becomes available to the recipient of such information at any time on a non-confidential basis from a source that is not, to the recipient’s knowledge, prohibited from disclosing such information to XL Investments Ltd, any of its affiliates, any of their respective Representatives or any Observer by a contractual, legal or fiduciary obligation to the Company; (iii) was known by XL Investments Ltd, any of its affiliates or any Observer prior to disclosure from the Company (or from any director, officer, employee or agent thereof); or (iv) independently developed by XL Investments Ltd, any of its affiliate, any of their respective Representatives or any Observer without reference to the Confidential Information provided by the Company (or by any director, officer, employee or agent thereof).